Amended and Restated
                              Management Agreement

         This Management Agreement (the "Agreement") effective June 17, 1992, as amended and restated February 12, 2004, between ACCESSOR FUNDS, INC., and Maryland corporation (hereinafter called "Accessor Funds"), and ACCESSOR CAPITAL MANAGEMENT LP, a Washington limited partnership (hereinafter called the "Manager") (formerly BENNINGTON CAPITAL MANAGEMENT).

         WHEREAS, the Securities and Exchange Commission has suggested that the Agreement between Accessor Funds and Manager be amended to more accurately set forth the names of the parties as a result of the name change from Bennington Capital Management to Accessor Capital Management LP; and

         WHEREAS, since the original Agreement was entered into effective June 17, 1992 there have been four amendments to the Agreement to add or close individual investment portfolios;

         NOW, THEREFORE, this Agreement is amended and restated as follows:

         WHEREAS, Accessor Funds has been organized by and at the expense of the Manager and operates as an investment company of the "series" type registered under the Investment Company Act of 1940 ("1940 Act") for the purpose of investing and reinvesting its assets in portfolios of securities, each of which has distinct investment objectives and policies (each distinct portfolio being referred hereinafter as a "Fund"), as set forth more fully in its Articles of Incorporation, its By-Laws and its Registration Statement under the 1940 Act and the Securities Act of 1933, all as heretofore and as may hereafter be amended and supplemented; and Accessor Funds desires to avail itself of the services, information, advice, assistance and facilities of a manager and to have a manager perform for it various management, administrative, statistical, research, money manager selection, investment management and other services; and

         WHEREAS, the Manager is registered as an investment advisor under the Investment Advisors Act of 1940 and will engage in the business of rendering investment advisory, counseling, money manager recommendation and supervisory services; and the Manager and its predecessor have undertaken the initiative and expense of organizing Accessor Funds in order to have a means to commingle assets for certain investors to have access to and utilize the multi-manager diversification methods of investment and to provide services to Accessor Funds in consideration of and on the terms and conditions hereinafter set forth;

         NOW, THEREAFTER, Accessor Funds and the Manager agree as follows:

     1. Employment of the Manager. Accessor Funds hereby employs the Manager to manage the investment and reinvestment of Accessor Funds' assets and to act as a discretionary money manager to certain of the Funds in the manner set forth in Section 2(B) of this Agreement, and to administer its business and administrative operations, subject to the discretion of the Board of Directors, for the period, in the manner, and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent Accessor Funds in any way or otherwise be deemed and agent of Accessor Funds.

     2. Obligations of and Services to be Provided by the Manager. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

          A.   Management and Administrative Services

               (1). The Manager  shall  furnish to Accessor  Funds  adequate (a)
                    office space, which may be space within the offices of the Manager or in such other place as may be selected by the Manager from time to time, and (b) office furnishings, facilities ad equipment as may be reasonably required for managing and administering the business and operations of Accessor Funds, including (i) complying with the corporate, securities and tax reporting requirements of the United States and the various states in which Accessor Funds does business, (ii) conducting correspondence and other communications with the shareholders of Accessor Funds, and
                    (iii) maintaining or supervising the maintenance of all internal bookkeeping, accounting and auditing services and records in connection with Accessor Funds' investment and business activities. Accessor Funds agrees that its shareholder recordkeeping services, the computing of net asset value and the preparation of certain of its records required by Rule 31 of the 1940 Act are maintained by Accessor Funds' Transfer Agent, Custodian and Money Mangers, and that with respect to these records the Manager's obligations under this Section 2(A) are supervisory in nature.

               (2). The  Manager  shall  employ or provide  and  compensate  the executive, administrative, secretarial and clerical personnel necessary to supervise the provision of the services set forth in sub-section 2(A)(1), and shall bear the expense of providing such services except as provided in
                    Section 4 of this Agreement. The Manager shall also compensate all officers and employees of Accessor Funds who are officers or employees of the Manager or entities with the Manager is affiliated.

          B.   Investment Management Services.

               (1). Accessor Funds and the Manager intend to appoint one or more persons or companies ("Money Manager(s)") for each of the Funds or segments thereof, and each such Money Manager shall have full investment discretion and shall make all determinations with respect to the investment of a Fund's assets, or portion thereof, assigned to the Money Manager and the purchase and sale of portfolio securities with those assets, and such steps as may be necessary to implement its decision. Manager shall not be responsible or liable for the investment merits of any decision by a Money Manager to purchase, hold or sell a security for a Fund, except to the extent the Manager acts as Money Manager for a Fund, or portion thereof.

               (2). The Manager  shall,  subject to and in  accordance  with the investment objectives and policies of Accessor Funds and each Fund and any directions which Accessor Funds' Board of Directors may issue to the Manager, have: (i) overall supervisory responsibility for the general management and investment of Accessor Funds' assets and securities portfolios; and (ii) full investment discretion to make all determinations with respect to the investment of Fund assets not assigned to another Money Manager.

               (3). The Manager shall develop  overall  investment  programs and strategies for each Fund, or portion thereof, shall revise such programs and strategies as necessary, and shall monitor and report periodically to the Board of Directors of Accessor Funds concerning the implementation of programs and strategies.

               (4). The Manager shall  research and evaluate  Money Managers and shall advise the Board of Directors of Accessor Funds of the Money Managers which the assets of each Fund; shall monitor and evaluate the investment performance of each Money Manager employed by Accessor Funds; shall determine the portion of each Fund's assets to be manages by each Money Manager; shall recommend changes or additions of Money
                    Managers when appropriate; and shall coordinate the investment activities if the Money Managers.

               (5). The  Manager  shall  render  to  Accessor  Fund's  Board  of
                    Directors such periodic repots concerning Accessor Fund's and Funds' business and investments as the Board of Directors shall reasonably request.


          C. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials.

               The Manager will make available and provide financial, accounting and statistical information required by Accessor Funds for the preparation of registration statements, reports and other documents required by federal and state securities laws, and with such information as Accessor Funds may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of Accessor Fund's shares.

          D.   Other Obligations and Services.

               The Manager shall make available its officers and employees to the Board of Directors and officers of Accessor Funds for the consultation and discussions regarding the administration and management of Accessor Funds and its investment activities. The Manager shall not withdraw from Accessor Funds the use of Accessor Fund's name. The Manager shall not grant the use of a name similar to that of Accessor Funds to another investment company or business enterprise unless there first is compliance with the guidelines expressed in Example No. 2 of Investment Company Act Release No. 5510 (available October 8, 1968). The Manager may make payments under a Distribution Plan adopted under Rule 12b-1 under the 1940 Act (the "Plan") to Qualified Recipients (as defined in the Plan), which have rendered assistance in shareholder servicing or in the distribution or retention of Accessor Fund's shares. The Manager is a Washington limited partnership and, as such, will notify Accessor Funds of any change in the membership of such partnership within a reasonable time after such change.

     3.   Execution and Allocation of Fund Brokerage Commissions.

          The Manager or Money Managers, subject to and in accordance with any directions which Accessor Fund's Board of Directors may issue from time to time, shall place, in the name of Accessor Funds, orders for the execution of the Funds' transactions. When placing such orders, the primary objective of the Manager and the Money Managers shall be to obtain the best net price and execution for Accessor Funds, but this requirement shall not be deemed to obligate the Manager or a Money Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. Accessor Funds recognizes that there are likely to be many cases in which different brokers are equally able to provide such best price execution that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish "brokerage and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) or statistical quotations and other information to Accessor Funds, the Manager and/or the Money Managers in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as Accessor Fund's Board of Directors determines as a general policy that Accessor Funds will benefit, directly to indirectly, by doing so, the Manager or a Money Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of brokerage and research services provided by that broker. Accordingly, Accessor Funds and the Manager agree that the Manager and the Money Managers shall select brokers for the execution of the Funds' portfolio transactions from among:

          A. Those brokers and dealers who provide brokerage and/or research services, or statistical quotations and other information to Accessor Funds, specifically including the quotations necessary to determine Accessor Fund's net assets, in such amount of total brokerage as may, in their good faith judgment, reasonably be required in light of such service;

          B. Those brokers and dealers who supply brokerage and/or research services to the Manager and/or its affiliates, or the Money Managers, which relate directly to portfolio securities, actual or potential, of Accessor Funds, or which place the manager or Money Managers in a better position to make decisions in connection with the management of Accessor Fund's assets and portfolios, whether or not such data also may useful to the Manager and its affiliates, or the Money managers and their affiliates, in managing other portfolios or advising other clients, in such amount of total brokerage as may, in their good faith judgment, reasonably be required; and

          C. An affiliate of the Manager or any Money Manager, when the Manager or Money Manager has determined that Accessor Funds will receive competitive execution, price, and commissions. The Manager will render regular reports to Accessor Fund's Board of Directors, not less frequently than quarterly, of how much total brokerage has been placed with affiliates of the Manager and the Money Managers, and the manner in which the allocation has been accomplished. No transaction in which an affiliate of the Manager or any Money Manager acts as principal will be entered into by Accessor Funds.

              The Manger agrees and each Money Manger will be required to agree, that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's or Money Manager's primary duty to obtain the best net price and execution for Accessor Funds.

     4. Expenses of Accessor Funds. It is understood that Accessor Funds will pay all its expenses other than those expressly assumed by the Manager herein, which expenses payable by Accessor Funds shall include:

          A. Expenses of all audits and other services by independent public accountants;

          B. Expenses of transfer agent, registrar, dividend disbursing agent and shareholder record-keeping services;

          C. Expenses of custodial services including record-keeping services provided by the Custodian

          D. Expenses of obtaining quotations for calculating the value of Accessor Fund's net assets;

          E. Expenses of obtaining shareholder activity reports from the transfer agent and reports from the Money Manger for each Fund

          F.   Expenses of maintaining each Fund's tax records;

          G.   Salaries and other  compensation of any of its executive officers
               and  employees,   if  any,  who  are  not  officers,   directors,
               stockholders or employees of the Manager or any of its partners;

          H.   Taxes levied against Accessor Funds;

          I. Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for Accessor Funds;

          J.   Costs, including the interest expense, of borrowing money;

          K. Costs and/or fees incident to meetings of shareholders and the Board of Directors of Accessor Funds, the preparation and mailings of prospectuses and reports of Accessor Funds to its shareholders, the filing of reports with regulatory bodies, the maintenance of Accessor Fund's existence, and the registration of shares with federal and state securities authorities;

          L. Legal fees, including the legal fees related to the registration and continued qualification of Accessor Funds shares for sale;

          M. Costs of printing stock certificates representing shares of Accessor Funds;

          N. Directors' fees and expenses to directors who are not officers, employees or stockholders of the Manager or any of its partners;

          O. The fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums, including premiums for directors and officers liability insurance;

          P.   Association membership dues

          Q. Extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of Accessor Funds to indemnify its Directors, officers, employees and agents with respect thereto;

          R.   Organizational expenses of Accessor Funds;

          S. Payment of basic portfolio management fees which become performance-related portfolio management fees and payment of additional non-performance-based portfolio management fees to the Money managers pursuant to each Money Manager Agreement among Accessor Funds, the Manager and the Money Manager; and

          T. Management fees payable to the Manager pursuant to Section 6 of the Agreement

     5.   Activities and Affiliates of the Manager.

          A. The services of the Manger and entities with which the Manager is affiliated to Accessor Funds hereunder are not to be deemed exclusive, and the Manager and any entities with which the Manager is affiliated shall be free to render similar services to others. The Manager and entities with which the Manager is affiliated shall seek to use the same skill and care in the management of the Funds as they seek to use in the administration of other accounts to which they provide asset management consulting and manager selections services, but they shall not be obligate to give Accessor Funds more favorable or preferential treatment vis-a-vis their other clients.

          B. Subject to and in accordance with the Articles of Incorporation and By-Laws of Accessor Funds and to Section 10(a) of the 1940 Act, it is understood that Directors, officers, agents and shareholders of Accessor Funds are or may be interested in the Manager or entities with which the Manger is affiliated as directors, agents, or stockholders of the Manager or entities with which the Manager is affiliated; that directors, officers, agents and stockholders of the Manager or entities with which the Manager is affiliated are or may be interested in Accessor Funds as Directors, officers, agents, shareholders or otherwise; that the Manager or entities with which the Manager is affiliated may be interested in Accessor Funds as shareholders or otherwise and that the effect of any such interests shall be governed by said Articles of Incorporation, By-Laws and the 1940 Act.

     6.   Compensation of the Manager.

          The Manager shall receive annual fees, calculated daily and paid monthly, from each Fund, as set forth on the attached Schedule A, as may be amended from time to time in writing, for providing the services and furnishing from the facilities pursuant to this Agreement. If the expenses of a Fund (including the fees of the Manager but excluding interest, taxes, brokerage commissions and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of Accessor Fund's business) for any fiscal year exceed the lowest applicable annual expense limitation established and enforced pursuant to the statutes or regulations of any jurisdiction in which Accessor Fund's shares are qualified for offer and sale, the compensation due to the Manager will be reduced by the amount of such excess. Reductions in excess of the total compensation payable to the Manager will be paid by the Manager to Accessor Funds. Currently, Accessor Funds believes that the most restrictive expense limitation of state securities commissions is 2 1/2% of a Fund's average daily net assets and 1 1/2% of such assets in excess of $100 million.

     7.   Liabilities of the Manager.

          A. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Manager or its partners, the Manager and its partners shall not be subject to liability to Accessor Funds or to any shareholder of Accessor Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Accessor Funds shall indemnify the Manager and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Manger in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon any action taken or omitted to be taken by the Manager in connection with the performance of its duties or obligations under this Agreement.

               B. No provision of this Agreement shall be construed to protect any Director or officer of Accessor Funds, or the Manger and its partners, from liability in violation of sections 17(h) and (i) of the 1940 Act.

     8.   Renewal and Termination.

          A. This Agreement shall become effective on and as of June 17, 1992 and shall continue in effect as to each Fund for two years. The Agreement is renewable annually thereafter for successive one-year periods (a) by a vote of a majority of the Directors of Accessor Funds, or (b) as to any Fund, by a vote of a majority of the outstanding voting securities of that portfolio, and in either case by a majority of the Directors who are not parties to the Agreement or interested persons of any parties to the Agreement or interested persons of any parties to the Agreement (other than as Directors of Accessor Funds) cast in person at a meeting called for purposes of voting on the Agreement; provided, however, that if the -------- ------- shareholders of any one or more Funds fail to approve the Agreement as provided herein, the Manger may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and Rules and Regulations thereunder.

               B.   This Agreement:

                    (1) May at any time be terminated without the payment of any penalty either by vote of the Board of Directors of Accessor Funds or, as to any Fund, by vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to the Manager;

                    (2)  Shall  immediately   terminate  in  the  event  of  its
                         assignment; and

                    (3) May be terminated by the Manager on 60 days' written notice to Accessor Funds.

          C. As used in this Section 8, the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act and Rules and Regulations thereunder.

          D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     9. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


IN WITNESS WHERE OF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


Attest:                                     Accessor Funds, Inc.

                                            By:
----------------------------------            --------------------------------
Christine J. Stansbery, Secretary                 Ravindra A. Deo
                                                  Senior Vice President

                                            Accessor Capital Management LP
                                            By Accessor Capital Corporation,
                                            its Managing General Partner


                                            By:
                                            -----------------------------------
                                                  J. Anthony Whatley III
                                                  President

                                   Schedule A
                             To Management Agreement
                                     Between
                            Accessor Funds, Inc. and
                         Accessor Capital Management LP
                                February 12, 2004

                                                Management Fee (as a percentage
              Fund                              of average daily net assets)

-----------------------------------------------------------------------------
              Growth                                              0.45%
              Value                                               0.45%
              Small to Mid Cap                                    0.60%
              International Equity                                0.55%
              High Yield Bond                                     0.36%
              Intermediate Fixed-Income                           0.33%
              Short-Intermediate Fixed-Income                     0.33%
              Mortgage Securities                                 0.36%
              U.S. Government Money                               0.08%


              The fees are to be computed daily and paid monthly.